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                                                              EXHIBIT 10.13

                              COMMON STOCK OPTION

                                 INMOLD, INC.
                           (an Indiana corporation)

                        OPTION TO PURCHASE COMMON STOCK

Right to Purchase 75,000 shares           As of July 24 1997
of Common Stock

     This is to certify that CAPITAL BIDCO, INC., a Michigan business and industrial development corporation, with its principal office at 6412 Centurion Drive, Suite 150, Lansing, Michigan 48917, its successors and assigns (such party, and such successors and assigns as the context requires, being referred to as the "Holder"), is entitled to purchase 75,000 shares, subject to adjustment as herein set forth, of Common Stock (the "Shares"), par value $,.AX@X'per share ("Common Stock"), of Inmold, Inc., an Indian a corporation (the "Company"), at a price per share (the "Exercise Price") equal to Ten Cents ($0.10), upon the terms and subject to the conditions hereinafter set forth. This Option is issued in satisfaction of a condition set forth in a certain Loan Agreement, of even date, as amended, between the Holder and G-P Plastics, Inc. ("Borrower"), a Michigan corporation and wholly-owned subsidiary of the Company (the "Loan Agreement").

    The number of shares subject to this Option shall be increased by an additional 10,000 shares of Common Stock if Borrower's Gross Sales (as defined in the Loan Agreement) do not exceed $17,500,000 in Borrower's 2001 fiscal year.

    Except as otherwise provided in this Option, the purchase rights may be exercise in whole or in part at any time prior to August 1, 2004 (the "Option Termination Date") and only upon the surrender of this Option at the office of the Company located at 3910 Industrial Drive, Rochester Hills, Michigan 48309,
Attention: President, or such other place as the Company shall have given the Holder written notice of, accompanied by payment of the aggregate Exercise Price of the number of Shares purchased to the Company by cashier's or certified check, whereupon the Holder will become entitled to the issuance to it (within ten days after such exercise) of a certificate or certificates (registered in its name or the name of its nominee) representing the number of Shares purchased. Upon such issuance the Shares shall be fully paid and nonassessable. Unless this Option shall have expired or shall have been fully exercised, a new option in the same form as this Option, representing any number of shares for which this Option shall not have been exercised, shall also be delivered to Holder.

    If the right to purchase the Shares hereunder is not fully exercised, as indicated above, by the Option Termination Date, the unexercised portion of this Option shall be void and of no value with respect to any Shares not purchased.





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SECTION 1. NEGOTIATION AND TRANSFER

1.1 OPTION TRANSFERABLE. Subject to the terms and conditions contained herein, this Option, and all rights hereunder, are transferable, in whole or in part, without charge to the Holder in person or by duly authorized attorney, upon surrender of this Option properly endorsed to the transferee.

1.2 OPTION NEGOTIABLE. The Holder, by taking or holding this Option, and the Company consent and agree that, subject to the terms and conditions contained herein, this Option, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Option shall have been so endorsed, shall be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Option, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the Holder owned on the books of the Company as the owner for all purposes. No fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional shares to which the Holder would be otherwise entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

1.3 PROCEDURE FOR TRANSFER OR NEGOTIATION. Prior to any proposed transfer or negotiation of this Option, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer or negotiation. Each such notice shall identify the proposed transferee and describe the manner and circumstances of the proposed transfer or negotiation and thereafter the holder of such Restricted Securities shall be entitled to transfer or negotiate such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.

SECTION 2. AJUSTMENT.

2.1 SUBDIVISION OR COMBINATION OF SHARES. If the Company shall, at any time, subdivide the outstanding shares of the Common Stock into a greater number of shares, defined below) shall be proportionally reduced and the the Exercise Price and the Put Price (as defined below number of shares covered by this Option shall be proportionally increased. Conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price and the Put Price shall be proportionally increased and the number of shares covered by this Option shall be proportionally reduced.

2.2 CONTINUATION OF RIGHTS. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Company, the Holder shall subsequently have the right to purchase and receive the securities or assets that the Holder would have received or been entitled to receive had the Holder been a holder of shares of Common Stock at the effective time of such reorganization, reclassification, consolidation, merger or sale. This right shall be on the basis and on the terms and conditions

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specified in this Option (including, without limitation, the rights described in
Section 5) and shall replace the right to purchase t he shares specified in this Option.

      2.3 NO REISSUANCES OF OPTION REQUIRED. Irrespective of any adjustment in the number or kind of shares issuable upon exercise of this Option, the certificate representing this Option may continue to express the same price and number and kind of shares as are stated in this Option as initially issued.

SECTION 3. FURTHER ASSURANCES.

      The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Option shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented esented by this Option may be exercised the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Option. The Company will not, by amendment to its Articles of Incorporation or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

SECTION 4. SURVIVAL

      The rights and obligations of the Company, the Holder and the holder of shares of common stock issued upon exercise of this Option contained herein shall survive the exercise of this Option.

SECTION 5. REQUIRED PURCHASE

      The Holder shall have the right, during the sixty (60) day period after either August 1, 2002, or such earlier date, if any, on which the Borrower prepays in its entirety the loan to the Borrower under the Loan Agreement, to require the Company to purchase all or any portion of any Shares acquired by the Holder in the exercise of this Option and/or all or any unexercised portion of this Option. Such right shall be exercisable by surrender and delivery by the Holder the Company of such Shares and/or this Option, together with a written notice duly executed on behalf of the Holder and indicating that the Holder has elected to exercise its rights under this Section 5 (the date of such notice is herein referred to as the "Put Notice Date". The purchase price to be paid by the Company (a) shall be Two Dollars and Ten Cents per share (subject to adjustments, if any, required under Section 2.1 of this Option) (the "Put Price", in the case of




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Shares, and (b) shall be the Put Price less the then applicable Exercise Price per Share, in the case of the tender to the Company of all or any unexercised portion of this Option. The purchase price shall be paid by the Company to the Holder by certified or bank check, within ninety (90) days after the Put Notice Date. If the Company shall fail to pay any amount when due under this Section 5 and such failure shall continue for a period of five (5) days, interest shall accrue at eighteen percent (18%) per annum.

SECTION 6. REMEDIES

      In the event the Company shall at any time fail to perform fully and completely its obligations under this Option, the Holder shall, in addition to all other rights and remedies hereunder, at law or in equity, have the right to petition any court with jurisdiction in the premises for an order compelling the Company specifically to perform said obligations, it being recognized that monetary damages are not adequate compensation for any such failure.

SECTION 7. OPTION HOLDER NOT SHAREHOLDER

      This Option does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matter whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise of this Option as above provided.

      IN WITNESS WHEREOF, the Company has caused this Option to be duly executed as of the 24 day of July, 1997.



                                      INMOLD, INC.


                                      By_________________________

                                      Its________________________




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